Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), made this 27th day of March, 2009 by and between Middleburg Financial Corporation (the “Corporation”) and David L. Sokol (the “Purchaser”), provides as follows:

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the sufficiency and receipt of which is hereby acknowledged, and in reliance on the representations and warranties contained herein, the parties agree as follows:

1.         Sale of the Shares. In accordance with the terms and conditions of this Agreement, the Corporation hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Corporation 454,545 shares of the Corporation's Common Stock (the “Shares”), as follows:

(a)       At the first closing, which shall occur on March 31, 2009 (the “First Closing”), the Corporation hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Corporation, 196,000 Shares (the “First Closing Shares”).

(b)       At the second closing, which shall occur within two (2) business days of the satisfaction of the conditions set forth in Section 5(b) hereof, (the “Second Closing”), the Corporation hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Corporation, 258,545 Shares (the “Second Closing Shares”).

2.         Purchase Price. The aggregate purchase price for the Shares shall be Five Million and no/100 Dollars ($5,000,000.00) of which Two Million One Hundred Fifty Six Thousand and no/100 Dollars ($2,156,000.00) shall be paid by the Purchaser to the Corporation at the First Closing for the First Closing Shares and Two Million Eight Hundred Forty Four Thousand and no/100 Dollars ($2,844,000.00) shall be paid by the Purchaser to the Corporation at the Second Closing for the Second Closing Shares. Following the First Closing, the Corporation shall cause a share certificate, bearing a legend regarding the restrictions on transfer dictated by state law and the securities laws of the United States, to be duly issued and delivered to the Purchaser for the First Closing Shares. Following the Second Closing, the Corporation shall cause a share certificate, bearing a legend regarding the restrictions on transfer dictated by state law and the securities laws of the United States, to be duly issued and delivered to the Purchaser for the Second Closing Shares.

3.         Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

(a)      The Corporation has been duly incorporated, is validly existing and in good standing under the laws of the Commonwealth of Virginia.

(b)      The Corporation is authorized to issue the Shares and, upon the issuance of the Shares pursuant to the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable.

(c)      The execution, delivery and performance by the Corporation of this Agreement is within the corporate authority of the Corporation and has been duly authorized by all necessary corporation action on the part of the Corporation; and neither the execution and delivery by the Corporation nor the consummation by the Corporation of the transactions contemplated in this Agreement nor compliance by the Corporation with the provisions of this Agreement will conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Corporation.

4.         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Corporation as of the date of this Agreement as follows:

(a)        The Purchaser confirms that no representations or warranties have been made to the Purchaser other than those contained in this Agreement, and that the Purchaser has not relied upon any representation or warranty not contained in this Agreement.

(b)       The Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), has the ability to bear the risks of an investment in the Corporation for an indefinite period and is suitable to be an investor in a private offering.

(c)        The Corporation has answered all inquiries raised by the Purchaser or its representatives. The Purchaser has had access to all additional information necessary to verify the accuracy of the information set forth in the Corporation’s filings with the Securities and Exchange Commission (the “SEC”) and the Purchaser has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereby. No person or other entity other than the Corporation or its authorized representatives has offered the Shares to the Purchaser.

(d)       The offer to sell the Shares was directly communicated to the Purchaser in such a manner that the undersigned was able to ask questions of and receive answers from the Corporation concerning the terms and conditions of the purchase of the Shares. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or general advertising.

(e)        The Purchaser understands (i) that the Shares to be purchased hereby have not been registered under the 1933 Act and are being offered in reliance upon an exemption therefrom for a non-public offering and that the Corporation’s reliance on such exemption is based in part upon the representations, warranties and agreements of the Purchaser contained in this Agreement; (ii) that the Shares must be held indefinitely unless the sale thereof is registered under the 1933 Act, or, in the opinion of counsel acceptable to the Corporation, an exemption for such registration is available; and (iii) that the sale or transfer of the Shares must comply with the securities laws of the jurisdictions applicable to that transaction and, in each case, in compliance with the restrictions on transfer set forth in this Agreement.

(f)        The Purchaser understands (i) that the Shares have not been registered or qualified with or reviewed by any state securities administrator or other regulatory authority and (ii) that the Shares may not be transferred without registering them under applicable state securities laws unless the transfer is exempt from such registration.

(g)       The Shares are being purchased solely for the Purchaser’s own account for investment purposes and not for the account of any other person, nor with a view to distribution in violation of the 1933 Act, and no other person has a direct or indirect beneficial interest in the Shares.

(h)       The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

(i)        The Purchaser acknowledges that the Corporation has given no legal, tax, accounting or business advice regarding the consequences of an investment in the Shares by the Purchaser, that the consequences to the Purchaser of such an investment depend on the Purchaser’s individual circumstances and that the Purchaser has consulted the Purchaser’s own legal, tax, accounting and financial advisors with respect to such matters.

(j)        The Purchaser is a resident of Nebraska and has no present intention of becoming a resident of any other state or jurisdiction.

5.	Regulatory Matters.

(a)       As promptly as practicable following the execution and delivery of this Agreement, the Purchaser shall cause to be prepared and filed all required applications and filings with the Board of Governors of the Federal Reserve System (the “FRB”), and shall use reasonable best efforts to obtain any consents from the FRB, which are necessary for consummation of the purchase of the Second Closing Shares at the Second Closing. Such applications and filings shall be in such form as may be prescribed by the FRB and shall contain such information as the FRB may require. The Corporation will cooperate with the Purchaser and the Purchaser shall use its reasonable best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of the FRB or the Virginia Bureau of Financial Institutions which are necessary or contemplated to consummate the transactions contemplated by this Agreement (the “Regulators”). The Corporation shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement. The parties hereto will promptly furnish each other with copies of written communications received by them, or delivered by them to, any governmental body in respect of the transactions contemplated hereby.

(b)       As a condition to each party’s obligation to consummate the purchase and sale of the Second Closing Shares at the Second Closing, all necessary consents of the Regulators shall have been obtained and all notice and waiting periods required by law to pass shall have passed, and all conditions to consummation of the Second Closing set forth in any consent of the Regulators shall have been satisfied and such approvals shall not have imposed any condition or requirement on the Corporation which would so materially adversely impact the economic or business benefits of the transaction as to render inadvisable the consummation of the transaction in the reasonable opinion of the board of directors of the Corporation.

6.         Maximum Beneficial Ownership. Purchaser covenants and agrees that at no time after the First Closing will he, or any entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “1934 Act”)) he is affiliated with, become, or obtain the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the 1934 Act) of 20% or more of the Corporation’s common stock without the prior consent of the board of directors of the Corporation.

7.	Registration Rights.

(a)       Subject to the terms and conditions of this Agreement, the Corporation covenants and agrees that, during the five-year period commencing upon the execution of this Agreement, the Corporation shall, as promptly as practicable following the receipt of a Demand Notice (defined below) from Purchaser (and in any event no later than 90 days after the Corporation’s receipt of the Demand Notice), prepare and file with the SEC a shelf registration statement on Form S-3, or such other form required by the SEC (a “Shelf Registration Statement”), covering the Shares (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Shares). If Purchaser does not deliver a Demand Notice during such five-year period, the Corporation shall, immediately upon the expiration of such five-year period, prepare and file with the SEC a Shelf Registration Statement covering the Shares (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Shares). In either such event, to the extent a Shelf Registration Statement has not theretofore been declared effective, the Corporation shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared or to become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of the Shares until such time as Purchaser no longer holds any Shares. So long as Purchaser holds any Shares, the Corporation shall, prior to the expiration of any Shelf Registration Statement covering the Shares, prepare and file with the SEC a successor Shelf Registration Statement covering the Shares (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Shares), and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared or to become effective prior to such expiration date, to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of the Shares until such time as Purchaser no longer holds any Shares, and to take all actions reasonably necessary to permit Purchaser to make public offers and sales of such Shares.

(b)       For purposes of this Section 7, a “Demand Notice” shall mean a written communication by Purchaser that (i) requests the registration of all, but not less than all, of the Shares then held by Purchaser and (ii) is received by the Corporation after the Second Closing but before the fifth anniversary of this Agreement.

(c)       Purchaser’s rights under this Section 7 are not assignable or transferrable by action of law or otherwise.

8.         Applicable Law. This Agreement shall be construed, enforced and performed in accordance with the laws of the Commonwealth of Virginia.

9.         Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

10.       Entire Agreement. This Agreement constitutes the entire agreement by and between the parties pertaining to the subject matter contained in the Agreement and supersedes all prior understanding s of the parties.

11.       Amendment. This Agreement may only be amended by a writing expressly amending the same and executed by all of the parties hereto.

12.       Severability. If any term or provision hereof shall be deemed unenforceable by a court of competent jurisdiction that term or provision shall be deemed deleted and the remainder of this Agreement shall be enforced in accordance with its terms.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties below have caused this Agreement to be executed as of the date first written above.

PURCHASER

By:	/s/David L. Sokol
David L. Sokol

MIDDLEBURG FINANCIAL CORPORATION

By:	/s/